Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	WilliamP. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q2 2017, UP 30.7%; ASSET

GROWTH TO $4.5 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 11, 2017—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $14,253,000 for the six months ended June 30, 2017, or $2.56 per Class A share diluted, an increase of 23.4% compared to net income of $11,549,000, or $2.07 per Class A share diluted, for the same period a year ago. Total assets increased 1.9% from $4.46 billion at December 31, 2016 to $4.55 billion at June 30, 2017. For the quarter ended June 30, 2017, net income totaled $8,157,000 or $1.47 per Class A share diluted, an increase of 30.7% compared to net income of $6,241,000, or $1.12 per Class A share diluted, for the same period a year ago.

Net interest income totaled $42.6 million for the six months ended June 30, 2017 compared to $36.1 million for the same period in 2016. The 17.9% increase in net interest income for the period is primarily due to an increase in average earning assets and an increase in the net interest margin. The net interest margin increased from 2.16% on a fully taxable equivalent basis in 2016 to 2.23% for the same period in 2017. This was primarily the result of an increase in rates on earning assets and prepayment penalties collected. The average balances of earning assets increased by 12.9% combined with a similar increase in average deposits. Also, interest expense increased 18.2% primarily as a result of an increase in rates and an increase in deposit balances.

The provision for loan losses increased by $90,000 from $800,000 for the six months ended June 30, 2016 to $890,000 for the same period in 2017, primarily as a result of an increase in loan growth offset, somewhat, by changes in historical loss factors. The Company’s effective tax rate increased from 0.7% for the first six months of 2016 to 4.7% for the same period in 2017 primarily as a result of an increase in taxable income.

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At June 30, 2017, total equity was $254.6 million compared to $240.0 million at December 31, 2016. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity, a decrease in unrealized losses on securities available-for-sale, and amortization of the pension liability.

The Company’s leverage ratio stood at 6.31% at June 30, 2017, compared to 6.28% at December 31, 2016. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of June 30, 2017 was $45.73 per share compared to $43.11 at December 31, 2016.

The Company’s allowance for loan losses was $25.3 million or 1.24% of loans outstanding at June 30, 2017, compared to $24.4 million or 1.27% of loans outstanding at December 31, 2016 and $23.9 million or 1.32% of loans outstanding at June 30, 2016. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to June 30, 2016, was primarily due to changes in portfolio composition and lower historical loss rates. Non-performing assets totaled $1.1 million at June 30, 2017, compared to $1.1 million at December 31, 2016 and $1.5 million at June 30, 2016.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2017 to stockholders of record on August 1, 2017.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	June 30,	December 31,
Assets	2017	2016
Cash and Due From Banks	$74,787	$62,400
Federal Funds Sold and Interest-bearing Deposits In Other Banks	153,374	173,751

Short-term Investments	—	3,183

Securities Available-for-Sale (AFS)	411,340	499,297

Securities Held-to-Maturity	1,722,875	1,653,986

Federal Home Loan Bank of Boston stock, at cost	25,588	21,042

Loans:
Commercial & Industrial	650,542	612,503
Municipal	127,259	135,418
Construction & Land Development	14,159	14,928
Commercial Real Estate	736,603	696,173
Residential Real Estate	264,744	241,357
Consumer and Other	11,218	11,697
Home Equity	229,274	211,857

Total Loans	2,033,799	1,923,933
Less: Allowance for Loan Losses	25,289	24,406

Net Loans	2,008,510	1,899,527

Bank Premises and Equipment, net	23,177	23,417
Accrued Interest Receivable	10,309	9,645
Goodwill	2,714	2,714
Other Assets	116,563	113,646

Total Assets	$4,549,237	$4,462,608

Liabilities
Demand Deposits	$687,219	$689,286

Interest Bearing Deposits:
Savings and NOW Deposits	1,409,327	1,304,394
Money Market Accounts	897,241	1,181,179
Time Deposits	575,410	478,359

Total Interest Bearing Deposits	2,881,978	2,963,932

Total Deposits	3,569,197	3,653,218

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	167,340	182,280
Other Borrowed Funds	455,500	293,000

Total Borrowed Funds	622,840	475,280

Other Liabilities	66,492	57,986
Subordinated Debentures	36,083	36,083

Total Liabilities	4,294,612	4,222,567

Total Stockholders’ Equity	254,625	240,041

Total Liabilities & Stockholders’ Equity	$4,549,237	$4,462,608

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and six months ended June 30, 2017 and 2016

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Interest Income:
Loans	$16,910	$14,162	$32,010	$28,335
Securities Held-to-Maturity	9,824	8,128	19,359	15,940
Securities Available-for-Sale	1,723	1,144	3,334	2,107
Federal Funds Sold and Interest-bearing Deposits In Other Banks	349	308	742	623

Total Interest Income	28,806	23,742	55,445	47,005

Interest Expense:
Savings and NOW Deposits	1,500	938	2,727	1,776
Money Market Accounts	1,234	781	2,508	1,576
Time Deposits	1,902	1,394	3,553	2,752
Securities Sold Under Agreements to Repurchase	120	126	223	241
Other Borrowed Funds and Subordinated Debentures	1,945	2,247	3,873	4,554

Total Interest Expense	6,701	5,486	12,884	10,899

Net Interest Income	22,105	18,256	42,561	36,106

Provision For Loan Losses	490	350	890	800

Net Interest Income After Provision for Loan Losses	21,615	17,906	41,671	35,306
Other Operating Income Service Charges on Deposit Accounts	2,074	1,962	4,090	3,899
Lockbox Fees	861	883	1,632	1,672
Net Gain on Sales of Loans	269	798	370	798
Other Income	1,087	1,000	2,108	1,928

Total Other Operating Income	4,291	4,643	8,200	8,297

Operating Expenses
Salaries and Employee Benefits	10,719	10,040	21,862	19,816
Occupancy	1,495	1,551	3,236	3,130
Equipment	757	679	1,463	1,315
FDIC Assessment	440	592	878	1,160
Other	3,786	3,426	7,483	6,549

Total Operating Expenses	17,197	16,288	34,922	31,970

Income Before Income Taxes	8,709	6,261	14,949	11,633

Income Tax (Benefit) Expense	552	20	696	84

Net Income	$8,157	$6,241	$14,253	$11,549

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	June 30,	June 30,
Assets	2017	2016
Cash and Due From Banks	$73,301	$69,805
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	170,604	242,004

Securities Available-For-Sale (AFS)	512,153	443,409
Securities Held-to-Maturity (HTM)	1,761,470	1,477,252

Total Loans	2,018,274	1,789,952
Less: Allowance for Loan Losses	24,849	23,524

Net Loans	1,993,425	1,766,428

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(7,207)	(10,324)
Bank Premises and Equipment	23,437	23,892
Accrued Interest Receivable	10,261	8,124
Goodwill	2,714	2,714
Other Assets	118,137	111,848

Total Assets	$4,658,295	$4,135,152

Liabilities
Demand Deposits	$670,241	$573,303

Interest Bearing Deposits:
Savings and NOW Deposits	1,494,059	1,258,231
Money Market Accounts	1,140,030	983,562
Time Deposits	529,038	448,890

Total Interest Bearing Deposits	3,163,127	2,690,683

Total Deposits	3,833,368	3,263,986

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	198,394	227,888
Other Borrowed Funds	283,964	329,731

Total Borrowed Funds	482,358	557,619

Other Liabilities	59,506	56,817
Subordinated Debentures	36,083	36,083

Total Liabilities	4,411,315	3,914,505

Total Stockholders’ Equity	246,980	220,647

Total Liabilities & Stockholders’ Equity	$4,658,295	$4,135,152

Total Average Earning Assets—QTD	$4,450,981	$4,023,022

Total Average Earning Assets—YTD	$4,462,501	$3,952,617

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30,	June 30,
	2017	2016
Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.47	$1.12
Earnings per average Class A share, diluted, year-to-date	$2.56	$2.07
Return on average assets, year-to-date	0.62%	0.56%
Return on average stockholders’ equity, year-to-date	11.64%	10.53%
Net interest margin (taxable equivalent), quarter	2.31%	2.15%
Net interest margin (taxable equivalent), year-to-date	2.23%	2.16%
Efficiency ratio, year-to-date—Non-GAAP (1)	60.6%	62.9%
Book value per share	$45.73	$40.80
Tangible book value per share—Non-GAAP (1)	$45.24	$40.32
Capital / assets	5.60%	5.42%
Tangible capital / tangible assets—Non-GAAP (1)	5.54%	5.36%

Common Share Data:
Average Class A shares outstanding, diluted, quarter & year-to-date	5,567,909	5,567,909

Shares outstanding Class A	3,603,729	3,600,729
Shares outstanding Class B	1,964,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.24%	1.32%
Nonaccrual loans	$1,122	$1,486
Nonperforming assets	$1,122	$1,486
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,872	$4,146
Net (recoveries)charge-offs, year-to-date	$7	$(72)

Leverage ratio	6.31%	6.63%
Common equity tier 1 risk weighted capital ratio	10.43%	10.59%
Tier 1 risk weighted capital ratio	11.74%	12.11%
Total risk weighted capital ratio	12.76%	13.14%
Total risk weighted assets	$2,490,113	$2,304,563

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses(numerator)	$34,922	$31,970

Net interest income	$42,561	$36,106
Total other operating income	8,200	8,297
Tax equivalent adjustment	6,827	6,387

Total income(denominator)	$57,588	$50,790

Efficiency ratio, year—Non-GAAP	60.6%	62.9%

Calculation of tangible book value per share:

Total stockholders’ equity	$254,625	$227,186
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$251,911	$224,472

Total shares outstanding at period end(denominator)	5,567,909	5,567,909

Tangible book value per share—Non-GAAP	$45.24	$40.32

Book value per share—GAAP	$45.73	$40.80

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$254,625	$227,186
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$251,911	$224,472

Total assets	$4,549,237	$4,190,312
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$4,546,523	$4,187,598

Tangible capital / tangible assets—Non-GAAP	5.54%	5.36%

Capital / assets—GAAP	5.60%	5.42%